EXHIBIT 99.1

NEWS RELEASE

                                       FOR:  International Speedway Corporation

                               APPROVED BY:  Wes Harris
                                             Director of Investor Relations
                                             (904) 947-6465

                                   CONTACT:  Betsy Brod/Jonathan Schaffer
                                             Media:  Stan Froelich/Eileen King
                                             Morgen-Walke Associates, Inc.
                                             (212) 850-5600

FOR IMMEDIATE RELEASE

                   INTERNATIONAL SPEEDWAY CORPORATION REPORTS
                          RECORD SECOND QUARTER RESULTS

         DAYTONA BEACH, FLORIDA - JULY 2, 1998 - INTERNATIONAL SPEEDWAY CORPORATION (NASDAQ/NM: ISCA; OTC BULLETIN BOARD: ISCB) today reported record results for the second quarter and six months ended May 31, 1998.

         Total revenues for the fiscal 1998 second quarter increased 29% to $38.2 million from $29.6 million in the prior-year period. Operating income rose 10% to $7.8 million. Net income for the period rose 35% to $6.0 million, or $0.16 per diluted share, compared to $4.5 million, or $0.12 per diluted share. Net income for the 1998 second quarter includes an after-tax gain of approximately $850,000 related to the previously announced sale of the Company's equity interest in Grand Prix Association of Long Beach, Inc. (Nasdaq: GPLB).

         International Speedway noted that the 22% increase in admissions revenue primarily resulted from increased seating capacity and attendance, as well as a modest increase in the weighted average price of tickets sold. Motorsports related income rose 59% mainly on the strength of increased television broadcast rights fees for the NASCAR Winston Cup Series and Busch Series, Grand National Division events held at the Company's Talladega and Darlington facilities. Food, beverage and souvenir income increased primarily as a result of strong sales at the gift shop adjacent to DAYTONA USA, as well as the contribution from events held at the newly acquired Phoenix facility.

                                     -MORE-

         Operating income for the second quarter of 1998 was impacted by the inclusion of a full quarter of operating expenses for Phoenix International Raceway (acquired on July 14, 1997) and Watkins Glen International (remaining 50% equity interest acquired on April 1, 1997). Neither Phoenix nor Watkins Glen conducted NASCAR Winston Cup Series events during the second quarter of 1998. These events are scheduled to be conducted in the third and fourth fiscal quarters. Despite the impact of the Phoenix and Watkins Glen expenses, general and administrative expenses as a percentage of total revenues were relatively unchanged from the prior-year period.

         For the six-month period ended May 31, 1998, revenues grew 31% to $106.5 million from $81.5 million. Operating income increased 19% to $40.8 million, and net income rose 19% to $26.2 million, or $0.68 per diluted share, versus $22 million, or $0.57 per diluted share.

         International Speedway Corporation is a leading promoter of motorsports activities in the United States, currently promoting more than 80 events annually. The Company owns and/or operates five premier motorsports facilities, including Daytona International Speedway in Florida (home of the Daytona 500), Talladega Superspeedway in Alabama, Phoenix International Raceway in Arizona, Darlington Raceway in South Carolina and Watkins Glen International in New York. Other track interests include the operation of Tucson (AZ) Raceway Park, a 45% stake in Metro-Dade Homestead Motorsports Complex, and an approximate 11% holding in Penske Motorsports, Inc. (Nasdaq: SPWY). The Company also owns and operates MRN Radio, the nation's largest independent sports radio network, and DAYTONA USA, the award-winning "Ultimate Motorsports Attraction" in Daytona Beach, FL.

         STATEMENTS MADE IN THIS RELEASE THAT STATE THE COMPANY'S OR MANAGEMENT'S BELIEFS OR EXPECTATIONS AND WHICH ARE NOT HISTORICAL FACTS OR WHICH APPLY PROSPECTIVELY ARE FORWARD-LOOKING STATEMENTS. IT IS IMPORTANT TO NOTE THAT THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. ADDITIONAL INFORMATION CONCERNING FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS IS CONTAINED FROM TIME TO TIME IN THE COMPANY'S SEC FILINGS INCLUDING BUT NOT LIMITED TO THE 10-K AND SUBSEQUENT 10-Q'S. COPIES OF THOSE FILINGS ARE AVAILABLE FROM THE COMPANY AND THE SEC.

                                 (Table Follows)

                       INTERNATIONAL SPEEDWAY CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)
               (In thousands, except for share and per share data)

                                         THREE MONTHS ENDED                SIX MONTHS ENDED
                                               MAY 31,                         MAY 31,
                                        5/31/98       5/31/97           5/31/98        5/31/97
                                     ----------     ----------       ----------     ----------
REVENUES:
Admissions, net                         $17,359        $14,249          $49,248        $40,609
Motorsports related income               13,752          8,665           40,917         25,874
Food, beverage, and souvenir income       6,646          6,220           15,612         14,298
Other income                                434            496              698            715
                                     ----------     ----------       ----------     ----------
                                         38,191         29,630          106,475         81,496
EXPENSES:

Direct race expenses:
   Nascar direct expenses                 6,192          4,129           17,284         11,113
   Motorsports related expenses           8,516          5,557           16,670         10,707
   Food, beverage, and souvenir
     expenses                             3,639          3,813            8,108          8,323
General & administrative expenses         8,817          6,762           17,345         12,936
Depreciation & amortization               3,243          2,294            6,284          4,239
                                     ----------     ----------       ----------     ----------
                                         30,407         22,555           65,691         47,318
                                     ----------     ----------       ----------     ----------


Operating income                          7,784          7,075           40,784         34,178
Interest income, net                        500          1,172              628          2,164
Equity in net income (loss) from
   equity investments                       179           (351)            (242)          (792)
Gain on sale of equity investment         1,245              0            1,245              0
                                     ----------     ----------       ----------     ----------

Income before income taxes                9,708          7,896           42,415         35,550
Provision for income taxes                3,662          3,410           16,220         13,589
                                     ----------     ----------       ----------     ----------

Net income                              $ 6,046        $ 4,486          $26,195        $21,961
                                     ==========     ==========       ==========     ==========
Basic earnings per share                $  0.16        $  0.12          $  0.69        $  0.58
                                     ==========     ==========       ==========     ==========
Diluted earnings per share              $  0.16        $  0.12          $  0.68        $  0.57
                                     ==========     ==========       ==========     ==========
Dividends per share                     $  0.06        $  0.06          $  0.06        $  0.06
                                     ==========     ==========       ==========     ==========
Basic weighted average shares
   outstanding                       38,212,217     38,189,652       38,208,374     38,181,271
                                     ==========     ==========       ==========     ==========

Diluted weighted average shares
   outstanding                       38,369,699     38,314,007       38,366,990     38,312,363
                                     ==========     ==========       ==========     ==========

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